Exhibit 99.2
Abercrombie & Fitch
May 2009 Sales Release
Call Script
This is Eric Cerny, Manager of Investor Relations for Abercrombie & Fitch. The following is a summary of our sales results for the fiscal month ended May 30, 2009.
Before I begin, I remind you that any forward-looking statements I may make are subject to the Safe Harbor Statement found in our SEC filings.
Net sales for the four-week period ended May 30, 2009, were $182.1 million, a 22% decrease from net sales of $233.1 million for the four-week period ended May 31, 2008. Total Company direct-to-consumer net sales were $15.6 million for the four-week period ended May 30, 2009, a 10% decrease from sales for the four-week period ended May 31, 2008. May comparable store sales decreased 28%.
By brand, Abercrombie & Fitch comparable store sales were down 25%. Men’s comps were down by a high teen; women’s comps were down by a low thirty. Transactions per store decreased 18%; average transaction value decreased 10%.

Abercrombie & Fitch
May 2009 Sales Release
Call Script
For abercrombie, comparable store sales were down 28%. Guys comps were down by a low twenty; girls comps were down by a low thirty. Transactions per store decreased 17%; average transaction value decreased 11%.
Hollister comparable store sales were down 32%. Dudes comps were down by a mid twenty; Bettys comps were down by a mid thirty. Transactions per store decreased 23%; average transaction value decreased 7%.
RUEHL comparable store sales were down 33%. Men’s comps were down by a high twenty; women’s comps were down by a high thirty. Transactions per store decreased 41%; average transaction value increased 7%.
Sales for the month were relatively stronger in the later part of the month than the beginning of the month. Across all brands, average unit retail decreased 7%.

Abercrombie & Fitch
May 2009 Sales Release
Call Script
From a merchandise classification standpoint across all brands, stronger performing masculine categories included fragrance, jeans and fleece, while graphic tees, knit tops and shorts were weaker. Stronger performing feminine categories included sweaters, woven shirts, swimwear and skirts, while knit tops, shorts and fleece were weaker.
Regionally, comparable store sales were down in all US regions and Canada. Comparable store sales continued to be strongly positive in the London flagship store.
The Company will release June sales results on Thursday, July 9, 2009
Thank You.

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